UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2023

ZOMEDICA CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-38298	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Phoenix Drive, Suite 125, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (734) 369-2555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Item 1.01. Entry into a Material Definitive Agreement.

On January 17, 2023, Zomedica Corp. (the "Company"), along with its U.S. subsidiary Zomedica Inc. ("ZomInc," and together with the Company, the "Zomedica Entities"), entered into three related agreements with Qorvo Biotechnologies, LLC ("Qorvo").  These agreements include a Transition and Support Agreement (the "Transition Agreement"), a BAW Sensor Supply Agreement (the "Supply Agreement"), and a Development and Manufacturing License Agreement (the "License Agreement," and together with the Transition Agreement and the Supply Agreement, the "Qorvo Agreements").

The Qorvo Agreements represent a strategic restructuring of the Zomedica Entities' prior development and commercialization agreement with Qorvo for the Company's TRUFORMA® line of products. Under the Qorvo Agreements, ZomInc will take control of aspects of the TRUFORMA product line previously provided by Qorvo, including development of new assays and manufacturing both instruments and assay cartridges. This will position the Zomedica Entities to invest in accelerated development of new TRUFORMA assays and to begin manufacturing directly. ZomInc will provide up-front licensing and certain milestone payments, and an option payment if ZomInc exercises its option to extend exclusive rights for TRUFORMA in the veterinary health market in perpetuity. A related agreement provides ZomInc the right to purchase Bulk Acoustic Wave ("BAW") sensors from Qorvo for inclusion in the TRUFORMA products.

While Qorvo will continue to work with ZomInc to develop the TRUFORMA assays currently planned, including the first assay for the equine market and several assays for non-infectious gastrointestinal disease, Qorvo has agreed to provide technology transfer assistance to ZomInc to undertake all future new assay development for the TRUFORMA product line. Qorvo has also agreed to assist ZomInc to install manufacturing capabilities at the Zomedica Entities' Global Manufacturing and Distribution Center in Roswell, Georgia. The Zomedica Entities will thereafter have control of development, manufacturing and commercialization of the TRUFORMA product line. The Zomedica Entities expect the manufacturing transfer process to take up to 18 months as specialized manufacturing equipment is produced and installed at the Roswell facility.

A more detailed description of the terms and conditions of each Qorvo Agreement is provided below.

The Transition Agreement

The Transition Agreement contemplates the transition of TRUFORMA cartridge and instrument manufacturing, along with TRUFORMA assay and software development, to ZomInc over a two-year transition period.  The Transition Agreement calls for the establishment of a Joint Transition Committee staffed by representatives of Qorvo and ZomInc who will meet on a regular basis and be responsible for overseeing and coordinating the transition.

ZomInc has agreed to pay service charges to Qorvo for its services provided under the Transition Agreement which payments will first be offset against a large deposit paid by ZomInc pursuant to a previous purchase order.  In addition, ZomInc has agreed to purchase a minimum number of production cartridges and development cartridges from Qorvo in 2023 and 2024 at predetermined prices.

The Company is made a party to the Transition Agreement solely for the purpose of Section 12.4 thereof.  Under this provision, the Company unconditionally, absolutely, continuously and irrevocably guarantees to Qorvo the full, complete and timely payment and performance by ZomInc of each and every obligation, covenant or agreement, and all of the liabilities of ZomInc, arising under the Transition Agreement.  The Company's obligations under Section 12.4 are a continuing guarantee and shall remain in full force and effect until the satisfaction in full of all of ZomInc's obligations.

The Supply Agreement

Under the Supply Agreement, Qorvo has agreed to supply ZomInc with BAW sensors for ZomInc's use in its TRUFORMA products. For the term of the Supply Agreement, or until the license granted under the License Agreement is no longer exclusive, Qorvo has agreed not to supply BAW Sensors to any other person or entity specializing in veterinary medicine to make or commercialize diagnostic instruments, assays or cartridges in the veterinary medicine field.

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ZomInc will pay a fixed price for the BAW sensors and may solely use the BAW sensors in connection with developing, manufacturing and commercializing its TRUFORMA products and in accordance with the terms and conditions of the License Agreement.  ZomInc is expressly prohibited from selling or offering for sale any BAW Sensor on a standalone basis.  Unless earlier terminated by the parties, the term of the Supply Agreement is coextensive with the term of the License Agreement.

The Company is made a party to the Supply Agreement solely for the purpose of Section 12.5 thereof.  Under this provision, the Company unconditionally, absolutely, continuously and irrevocably guarantees to Qorvo the full, complete and timely payment and performance by ZomInc of each and every obligation, covenant or agreement, and all of the liabilities of ZomInc, arising under the Supply Agreement.  The Company's obligations under Section 12.5 are a continuing guarantee and shall remain in full force and effect until the satisfaction in full of all of ZomInc's obligations.

The License Agreement

The License Agreement grants ZomInc a license to use certain of Qorvo's product technology and intellectual property rights in connection with ZomInc's development, manufacture, offer and sale of TRUFORMA products throughout the world.  The term of the License Agreement is perpetual unless earlier terminated by the parties.  The license granted to ZomInc by Qorvo shall remain exclusive for ten years, however this exclusivity may be extended thereafter in return for a one-time extension fee of $8 million.

ZomInc has agreed to pay Qorvo a one-time license fee of $4 million on the effective date of the License Agreement and another payment of $4 million upon ZomInc's completion of the installation qualification process contemplated by the Transition Agreement for a cartridge production line at any ZomInc facility, subject to a prorated refund provision in the event Qorvo ceases the manufacture of BAW Sensors during the initial ten-year exclusivity period. In addition, commencing upon the first commercial sale of any licensed product, ZomInc has agreed to pay to Qorvo a nonrefundable, noncreditable royalty on net sales of all such products (other than cartridges or assays supplied by or on behalf of Qorvo to ZomInc pursuant to the Transition Agreement) on a product-by-product and country-by-country basis according to a predetermined royalty rate schedule. This royalty rate schedule declines a certain number of years after the first commercial sale of the licensed products and is subject to a reduction in the event such product is not covered by any valid claim of any licensed patent.

The Company is made a party to the License Agreement solely for the purpose of the termination of the Development and Supply Agreement, dated November 26, 2018 (the "Development Agreement") and release of any related claims and Section 12.4 of the License Agreement. Under Section 12.4, the Company unconditionally, absolutely, continuously and irrevocably guarantees to Qorvo the full, complete and timely payment and performance by ZomInc of each and every obligation, covenant or agreement, and all of the liabilities of ZomInc, arising under the License Agreement. The Company's obligations under Section 12.4 are a continuing guarantee and shall remain in full force and effect until the satisfaction in full of all of ZomInc's obligations.

The foregoing summary of the Qorvo Agreements does not purport to be complete and is qualified in its entirety by reference to the Qorvo Agreements which are attached hereto as Exhibits 10.1 through 10.3.

Item 1.02. Termination of a Material Definitive Agreement.

On January 17, 2023, the Company, ZomInc and Qorvo mutually terminated the Development Agreement. The Development Agreement was originally executed by the Company and Qorvo and then later assigned by the Company to ZomInc effective as of December 21, 2022.

Under the Development Agreement, the parties engaged in a collaborative effort to develop assays specified by the Company for use with Qorvo-designed diagnostic instruments and cartridges to perform such assays. The Company also agreed to purchase, and Qorvo agreed to supply to the Company, Qorvo-designed diagnostic instruments and cartridges for the Company to distribute for worldwide use in the veterinary market.

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The Development Agreement contemplated the Company paying Qorvo an up-front fee of $4.9 million, comprised of U.S. $1.0 million in cash and U.S. $3.9 million in unregistered common shares of the Company. The Company also agreed to pay Qorvo up to an additional $10 million in milestone payments in cash or, if elected by Qorvo, up to an additional U.S. $10.9 million in milestone payments, consisting of U.S. $7.0 million in cash and additional unregistered common shares of the Company, having a value of U.S. $3.9 million. In connection with the Development Agreement, the Company and Qorvo entered into a registration rights agreement providing Qorvo with certain registration rights with respect to the common shares issued by the Company under the Development Agreement.

In connection with entering into the Qorvo Agreements, the Company, ZomInc and Qorvo agreed to mutually and contemporaneously terminate the Development Agreement. Neither the Company nor ZomInc incurred any early termination penalties in connection with the termination of the Development Agreement.

Item 8.01. Other Events.

On January 18, 2023, the Company issued a press release announcing its entry into the Qorvo Agreements, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Exhibits.

(d) Exhibits

10.1*	Transition and Support Agreement by and among Qorvo Biotechnologies, LLC, Zomedica Inc. and Zomedica Corp.

10.2*	BAW Sensor Supply Agreement by and among Qorvo Biotechnologies, LLC, Zomedica Inc. and Zomedica Corp.

10.3*	Development and Manufacturing License Agreement by and among Qorvo Biotechnologies, LLC, Zomedica Inc. and Zomedica Corp.

99.1	Press Release, dated January 18, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain portions of this exhibit have been redacted to preserve confidentiality.  The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA CORP.

Date: January 23, 2023	By:	/s/ Ann Marie Cotter
	Name:	Ann Marie Cotter
	Title:	Chief Financial Officer

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Exhibit Index

10.1*	Transition and Support Agreement by and among Qorvo Biotechnologies, LLC, Zomedica Inc. and Zomedica Corp.

10.2*	BAW Sensor Supply Agreement by and among Qorvo Biotechnologies, LLC, Zomedica Inc. and Zomedica Corp.

10.3*	Development and Manufacturing License Agreement by and among Qorvo Biotechnologies, LLC, Zomedica Inc. and Zomedica Corp.

99.1	Press Release, dated January 18, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain portions of this exhibit have been redacted to preserve confidentiality.  The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

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